Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

AGREEMENT

This AGREEMENT (“Agreement”) effective as of November 28, 2006 (the “Effective Date”) by mutual consent of Competitive Technologies, Inc. (hereinafter referred to as “CTT”), a Delaware corporation having a place of business at:

Competitive Technologies, Inc.
777 Commerce Drive, Suite 100
Fairfield, CT 06825

and Michael Kiley (hereinafter referred to as “CONSULTANT”), an individual having a residential address at:

Michael Kiley
1732 Susquehannock Drive
McLean, VA 22101

CTT and CONSULTANT being sometimes hereinafter referred to singularly as a “Party” and collectively as “Parties”.

Witnesseth

WHEREAS, CTT wishes to engage CONSULTANT to provide consulting services, and CONSULTANT desires to provide such consulting services to CTT.

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties agree as follows:

1.0	NATURE AND PLACE(S) OF SERVICE

1.1 CONSULTANT shall provide to CTT consulting services for Business Development, New Business Initiatives, Strategic Planning, Technology Assessment and Valuation and  and on such other matters as CONSULTANT and CTT may agree in writing from time to time (hereinafter called “Services”).

1.2 CONSULTANT shall perform Services from time to time as requested by officers of CTT. In performing Services, CONSULTANT shall report to such officers of CTT.

1.3 The performance of the consultancy may take place at a location of the CONSULTANT’s choosing. However, when CONSULTANT performs Services at CTT’s offices in Fairfield, Connecticut, CTT shall provide CONSULTANT with the use of an office and shall arrange for secretarial and other necessary resources to assist CONSULTANT in the performance of his Services.

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

1.4 CONSULTANT will perform Services with the understanding that CONSULTANT is an independent contractor under the laws and rules of the United States Internal Revenue Service, and the laws and procedural holdings of the State of Connecticut. CONSULTANT is not an employee of CTT. As an independent contractor, CONSULTANT will not be entitled to receive, and CTT will not provide CONSULTANT with, life, medical, dental, disability or workman’s comprehensive insurance. In addition, CONSULTANT will not be eligible to participate in any of CTT’s incentive compensation plans. CONSULTANT will be responsible for the payment of all social security taxes, as well as all income taxes, including those payable to any municipal, state or federal agency. CONSULTANT will not be eligible to receive payment for any holidays or vacation, and CTT shall have no right to control CONSULTANT in the conduct of CONSULTANT’s activities under this Agreement so long as this Agreement is performed and fulfilled.

1.5 CONSULTANT agrees that he shall defend, indemnify and hold harmless CTT in the event of any claim and/or any subsequent finding by any court or governmental agency that the relationship created by this Agreement is not an independent contractor relationship.

1.6 CONSULTANT shall provide a monthly summary to CTT of activities performed under this consultancy.

2.0	NONDISCLOSURE AND RELEASE AGREEMENT BETWEEN THE PARTIES

2.1 In order to allow CONSULTANT to perform Services hereunder, CONSULTANT will execute a Confidential Disclosure Agreement (“CDA”) with execution of this Agreement. Except as otherwise described in Section 6.4, the terms of such CDA shall govern the handling of Confidential Information (as defined therein) pertaining to or resulting from this Agreement. A copy of said CDA is attached hereto as Exhibit A.

2.2 Consultant shall also execute the Release Agreement attached hereto as Exhibit B contemporaneously with execution of this Agreement.

3.0	NOTICE OF TERMINATION OF AGREEMENT

3.1 This Agreement shall have an initial six (6) month term commencing on November 28, 2006 and shall thereafter renew for additional six (6) month terms by mutual written agreement unless sooner terminated by either Party under Section 3.2.

3.2 Either CONSULTANT or CTT may terminate this Agreement at any time without providing thirty (30) days written notice, if the other Party shall breach its obligations hereunder; provided, however, that the non-breaching Party shall give the breaching Party written notice of such breach, and the breaching Party shall have fifteen (15) calendar days after receipt of such notice to cure such breach.

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

4.0	COMPENSATION

4.1 Details.

4.1.1	Time.

CTT agrees to retain CONSULTANT, and CONSULTANT agrees to devote sufficient time during the term of this Agreement to achieve the objectives of this Agreement; including CONSULTANT’S identifying of opportunities for CTT (including, but not limited to, contacts, leads and referrals) that will lead to new revenue for CTT. CONSULTANT and the CEO of CTT shall agree on the number of days that CONSULTANT will devote on a monthly basis under this Agreement. During the initial six month period, CTT shall not require less than 20 days of work per month.

4.1.2 Rate.

CONSULTANT shall invoice CTT for Services at the agreed upon fee of one thousand dollars ($1,000.00 USD) per day for each full day that CONSULTANT provides Services to CTT. CONSULTANT shall invoice CTT for Services at the agreed upon fee of five hundred dollars ($500.00 USD) per day for each half day that CONSULTANT provides Services to CTT.

4.1.3 Expenses.

CTT agrees to reimburse CONSULTANT for reasonable and customary travel and accommodations incurred by CONSULTANT in performing Services,. In addition, CTT shall reimburse CONSULTANT for actual out-of-pocket expenses reasonably incurred in performing Services; provided that CONSULTANT agrees that he will not incur any expense (other than for travel and/or accommodation) in excess of two hundred and fifty dollars ($250.00 USD) without prior written approval of an officer of CTT. Otherwise, CTT shall not reimburse CONSULTANT for expenses incurred in performing Services.

Notwithstanding the foregoing, all expenses referred to in this subparagraph 4.1.5 must be evidenced by CTT’s receipt of appropriate documentation for such expenses from CONSULTANT in order to be reimbursed by CTT.

4.2 Payment. Payment for Services and the expenses referred to above will be made upon receipt from CONSULTANT of: (a) with respect to the initial payment hereunder, a completed Internal Revenue Service form W-9 and (b) with respect to the initial payment and all subsequent payments hereunder, all other documentation required to be delivered hereunder during the applicable payment period. All such payments will be made either monthly or biweekly, at CTT’s preference. Payments shall be made upon submission to CTT of an invoice by CONSULTANT indicating the number of days worked by CONSULTANT, the written report referred to in subparagraph 1.5 and a brief description of the work performed. No payments shall be made in advance of work performed.

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

5.0	ASSIGNMENT OR SUBCONTRACTING

This is a personal services consultancy and CONSULTANT may not assign or transfer this Agreement, or any interest therein or claim hereunder, or subcontract any portion of the work hereunder, without the prior written approval of CTT. If CTT consents to such assignment or transfer, the terms and conditions of this Agreement shall be binding upon any assignee or transferee.

6.0	CONFLICT OF INTEREST

6.1 CONSULTANT shall not hire any officer or employee of CTT to perform any service covered by this Agreement.

6.2 CONSULTANT affirms that to the best of his knowledge there exists no actual or potential conflict between CONSULTANT’s family, business, or financial interests and the Services to be provided under this Agreement, and in the event of a change in either private interests or services required under this Agreement, any question regarding possible conflict of interest which may arise as a result of such change shall be raised with CTT’s General Counsel. The Parties hereto further agree that no disclosure of this Agreement, either verbal or in writing, or of the relationship between the Parties shall be made without the express written consent of the non-disclosing Party.

6.3 CONSULTANT affirms that for the term of this Agreement, he shall not enter into a business relationship with a third party that may be considered to be a conflict of interest with the terms and obligations CONSULTANT has with CTT as a result of this Agreement or with any agreement CONSULTANT has with said third party. CONSULTANT also affirms that he will not compete with CTT for a period of one (1) year after the termination of this Agreement, such competition to include the solicitation of CTT’s active clients or employees.

6.4 Notwithstanding the terms of Article 2.0 herein, all the knowledge and information that CONSULTANT shall acquire during the term of this Agreement respecting the business of CTT shall be held by CONSULTANT in trust and in a fiduciary capacity for the sole benefit of CTT, its successors and assigns, and CONSULTANT agrees not to divulge or publish, or authorize anyone else to divulge or publish, during the term of this Agreement and for a period of three (3) years subsequent thereto, knowledge or information that CONSULTANT acquired in the course of his service under this Agreement, including any information concerning CTT’s business models and procedures that may be acquired.

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

7.0	STANDARD FOR PERFORMANCE

7.1 The Parties acknowledge that CTT, in selecting CONSULTANT to perform the Services hereunder, is relying upon CONSULTANT’s reputation for excellence in the performance of Services required hereunder. CONSULTANT shall perform Services in the manner of one who is a recognized specialist in the types of services to be performed.

7.2 CONSULTANT agrees to read and abide by the Competitive Technologies, Inc. Corporate Code of Conduct (“Code of Conduct”), and to complete the Corporate Code of Conduct Acknowledgment of Receipt and return the completed copy to CTT. A copy of the Code of Conduct, in which the Acknowledgment of Receipt is the last page, is attached hereto as Exhibit C.

8.0	MISCELLANEOUS

8.1 Amendment and Waiver. Any provision of this Agreement may be amended or waived only with the written and signed consent of both Parties. Any waiver of any provision in this Agreement must be explicit and in a writing signed by the Party with the authority to waive the provision, and shall not be deemed a waiver of any other provision. Failure by a Party to enforce any provision of this Agreement or to assert a claim on account of breach of this Agreement shall not be deemed a waiver of its right to enforce the same or any other provision of this Agreement on the occasion of a subsequent breach.

8.2 Severability. In the event that any court or arbitrator declares any part of this Agreement to be unenforceable, such unenforceability shall not invalidate any other part of this Agreement.

8.3 Entire Agreement. This Agreement contains the entire agreement between the Parties and supersedes all prior written or oral agreements with respect to the subject matter herein.

8.4 Applicable Law. This Agreement shall be governed by the laws of the State of Connecticut, but without recourse to that state’s conflict of laws provisions.

8.5 Notice. Any payment, notice, or other communication required or permitted to be made to either Party hereunder shall be sufficiently made or given on the date of mailing if sent to such Party by certified, registered, or express mail or by known courier, by facsimile, or by hand delivery, at its address given below, or such other address as it shall hereafter designate to the other Party in writing:

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

In the case of Competitive Technologies, Inc.:

D. J. Freed, Ph.D.
President and CEO
Competitive Technologies, Inc.
777 Commerce Drive, Suite 100
Fairfield, CT 06825

with a copy to:

Ms. Kristin Ann Kreuder, Esq.
Associate General Counsel
Competitive Technologies, Inc.
777 Commerce Drive, Suite 100
Fairfield, CT 06825

In the case of CONSULTANT:

Michael Kiley
1732 Susquehannock Drive
McLean, VA 22101

8.5 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or void, such provision, to the extent possible, shall be severed from this Agreement, and all of the other provisions shall remain in effect.

8.6 Integration. Other than as set forth in subparagraph 2.0 herein, this Agreement expresses the full contract between the Parties, and all other prior or contemporaneous oral or written representations with regard to the subject matter hereof shall be of no effect.

8.7 Headings, Number and Gender. The headings of the several sections are inserted for convenience of reference only, and are not intended to be part of or to affect the meaning or interpretation of this Agreement. In this Agreement, where the context so permits, the singular shall include the plural, and vice versa, and references to a particular gender shall include the other genders.

8.8 No Waiver. Failure by any Party to enforce any provision of this Agreement or assert a claim on account of breach hereof shall not be deemed a waiver of its right to enforce the same or any other provision hereof on the occasion of a subsequent breach.

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

8.9 Remedies. The remedies provided in this Agreement are not and shall not be deemed to be exclusive and shall be in addition to any other remedies that any Party may have at law or in equity.

8.10 Force Majeure. No Party hereto shall be liable in damages or have the right to cancel this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control, including but not limited to acts of God, government restrictions, wars, or insurrections.

8.11 Execution.  This Agreement will not be binding upon the Parties until it has been duly executed by or on behalf of each Party, in which event it shall be effective on the Effective Date. No waiver, amendment or other modification hereof shall be valid or binding upon the Parties unless made in writing and duly executed by an authorized representative of both Parties.

8.12 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart of this Agreement.

8.13 Authorized Signatories. The undersigned individuals each represent and warrant that they have the authority to execute this Agreement on behalf of their respective companies or in their individual capacities, as the case may be.

*****

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the dates shown below. The undersigned individuals each represent and warrant that they have the authority to execute this Agreement on behalf of their company or in their individual capacity, as applicable.

for Competitive Technologies, Inc.		CONSULTANT, Michael Kiley, in his individual capacity

By:	/s/ Donald J. Freed	/s/ Michael Kiley

Name:	D.J. Freed, Ph.D.	Name:	Michael Kiley

Title:	President and CEO	Title:	Consultant

Date:	November 28, 2006	Date:	November 28, 2006

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

Soc. Sec. No: xxxxxxxxxx*

*(Your Social Security Number must be shown. Pursuant to Federal Privacy Act of 1974, you are hereby notified that disclosure of your Social Security number is required pursuant to Sections 6011 and 6051 of Subtitle F of the Internal Revenue Code and Regulation 4, Section 404, 1256, CFR, under Section 218, Title II of the Social Security Act, as amended. The Social Security Number is to verify your identity. The principal use of the number shall be to report payments you have received to Federal and State governments.)

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

EXHIBIT A

Confidential Disclosure Agreement

(Please see the attached )

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

EXHIBIT B
Release Agreement

(Please see the attached )

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Independent Consulting Agreement between	Exhibit 10.1
Michael Kiley and Competitive Technologies, Inc.

EXHIBIT C

CTT Corporate Code of Conduct

(Please see the attached)

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